Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Vermillion, Inc.

Austin, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-106434, 333-109556, 333-139416, 333-189929, 333-202032, 333-217249 and 333-221092) and Form S-8 (Nos. 333-167204, 333-193312, 333-205855 and 333-226462) of Vermillion, Inc. of our report dated March 28, 2019, relating to the consolidated financial statements, which appears in this Form 10-K.  Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

Austin, Texas

March 28, 2019